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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549
                                 ____________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                  GBC BANCORP
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



              California                               95-3586596
-----------------------------------------    -----------------------------------
(State of incorporation or organization)           (I.R.S. employer
                                                  identification no.)
         800 West Sixth Street
        Los Angeles, California                          90017
-----------------------------------------    -----------------------------------
(Address of principal executive offices)               (Zip code)

If this form relates to the registration     If this form relates to the
of a class of debt securities and is         registration of a class of debt
effective upon filing pursuant to General    securities and is to become
Instruction A(c)(1) please check the         effective simultaneously with the
following box  [ ]                           effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box  [X]


Securities to be registered pursuant to
Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
-----------------------------------------    -----------------------------------

   __% Subordinated Notes due 2007                 New York Stock Exchange


Securities to be registered pursuant to
section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

The material set forth in the section captioned "Description of Notes" in the Registrant's Form S-3 Registration Statement (Registration No. 333-30269), filed with the Securities and Exchange Commission on June 27, 1997 is incorporated herein by reference.

Item 2.   Exhibits
          --------

     Pursuant to the instructions as to exhibits to Form 8-A, since no other securities of the Registrant are registered on the New York Stock Exchange, the following exhibits are being filed with the copies of this Registration Statement being filed with the New York Stock Exchange but are not being filed with the Securities and Exchange Commission in connection with this Registration
Statement:

1. The Registrant's Annual Report on Form 10-K, file no. 0-16213, for the fiscal year ended December 31, 1996.

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

3.   The Registrant's Proxy Statement dated March 24, 1997.

4.   Articles of Incorporation of the Registrant, as amended.

5.   Bylaws of the Registrant.

6. Indenture, dated as of __________, 1997, between the Registrant and The Bank of New York, as trustee, relating to the ___% Subordinated Notes due 2007.

7. Form of the Registrant's ___% Subordinated Notes due 2007 (included in exhibit 6).

8. The Registrant's Annual Report submitted to stockholders for the fiscal year ended December 31, 1996.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     GBC BANCORP


                              By:     /s/ Peter Lowe
                                     ---------------
                              Name:  Peter Lowe
                              Title: Executive Vice President and
                                     Chief Financial Officer


Dated:  July 9, 1997

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